                                                                                                              Exhibit 16.1

November 6, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

S.E. Asia Trading Company, Inc.  (the “Company”) provided to us a copy of the Company’s response to Item 4.01 of Form 8-K, dated November 6, 2006. We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

 /s/ LBB & Associates, Ltd., LLP

LBB & Associates Ltd., LLP

(formerly Lopez, Blevins, Bork & Associates, LLP)